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                                                                    EXHIBIT 23.1

                         Independent Auditor's Consent

The Board of Directors,
J2 Global Communications, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-49534 and 333-52918) on Form S-3, registration statement (No. 333-44676) on Form S-4 and registration statement (No. 333-31064) on Form S-8 of J2 Global Communications, Inc. (formerly JFAX.com Inc.) of our report dated February 12, 2001, relating to the consolidated balance sheets of J2 Global Communications, Inc. and subsidiaries (formerly JFAX.com, Inc.) as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 20000, and the related schedule, which report appears is the December 31, 2000 annual report on Form 10-K of J2 Global Communications, Inc.

/s/ KPMG LLP

Los Angeles, California
April 2, 2001